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                                                                Exhibit 99(a)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                         APPLIED DIGITAL ACCESS, INC.
                            FOR $5.37 NET PER SHARE

                                      BY

                       DYNATECH ACQUISITION CORPORATION

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, OCTOBER 12, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated September 14, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer to purchase by Dynatech Acquisition Corporation, a Delaware corporation (the "Purchaser"), and an indirect wholly-owned subsidiary of Dynatech Corporation, a Delaware corporation, all outstanding shares of common stock, par value $0.001 per share (all of the shares of common stock being hereinafter collectively referred to as the "Shares"), of Applied Digital access, Inc., a Delaware corporation (the "Company"), at a price of $5.37 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The tender price is $5.37 per Share, net to the seller in cash without interest thereon.

  2. The Offer is being made for all of the outstanding Shares.

  3. The Board of Directors of the Company has unanimously determined that the Offer is advisable and is fair to and in the best interests of the Company and its stockholders, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

  4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, October 12, 1999, unless the Offer is extended.

  5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares which shall constitute in excess of fifty percent (50%) of the Shares outstanding on a fully diluted basis (such basis assumes all shares underlying in-the-money vested and unvested stock options are outstanding) and (ii) the expiration or termination of any applicable antitrust waiting periods.

  6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
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  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where the securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                         APPLIED DIGITAL ACCESS, INC.

                                      BY

                       DYNATECH ACQUISITION CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 14, 1999, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer to purchase by Dynatech Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Dynatech Corporation, a Delaware corporation all outstanding shares of common stock, par value $0.001 per share (all of the shares of common stock being hereinafter collectively referred to as the "Shares"), of Applied Digital Access, Inc., a Delaware corporation, at a price of $5.37 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered*: _____________________________________________

Date: _________________________________________________________________________
                                   SIGN HERE

Signature(s): _________________________________________________________________

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                                (Print Name(s))

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                              (Print Address(es))

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                      (Area Code and Telephone Number(s))

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            (Taxpayer Identification or Social Security Number(s))
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.